UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2004

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 1, 2004, Highland Hospitality Corporation (the “Company”), a lodging real estate investment trust, or REIT, acquired the 283-room Radisson Mount Laurel hotel for $14.3 million, plus customary closing adjustments. The Company entered into a long-term agreement with Sage Hospitality Resources to manage the property. The Company plans to invest an additional $7 million to reposition the hotel and upgrade the guestrooms, meeting space, restaurant, lounge and other common areas.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) financial statements of businesses acquired and pro forma financial information

The financial statements and pro forma financial information required by Item 9.01 (a) and 9.01 (b) are currently being prepared. The Company will file the required financial statements and pro forma financial information under the cover of Form 8-K/A as soon as practicable but in no event later than November 15, 2004.

c) The following exhibit is included with this report:

Exhibit 99.1	Press release dated September 2, 2004 announcing the acquisition of the Radisson Mount Laurel hotel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: September 8, 2004	By:	/s/ Douglas W. Vicari
Douglas W. Vicari Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 2, 2004 announcing the acquisition of the Radisson Mount Laurel hotel.